UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 3, 2023
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
65 Market Street
Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman
Cayman Islands		KY1-1205
(Address of principal executive offices)		(Zip code)
(205) 291-3440
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On November 8, 2023, Greenlight Capital Re, Ltd. (the "Registrant") issued a press release announcing its financial results for the third quarter and nine months ended September 30, 2023. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Changes

On November 7, 2023, the Registrant issued a press release announcing that Greg Richardson will be appointed Chief Executive Officer effective as of January 1, 2024. Mr. Richardson will succeed Simon Burton, who is leaving the Registrant on December 31, 2023. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

CEO Appointment and Agreement

On November 3, 2023, the Registrant, Greenlight Reinsurance, Ltd. (“Greenlight Re,” together with the Registrant, the “Employer”), and Mr. Richardson entered into an Employment Agreement, with a commencement date of January 1, 2024 (the “Richardson Agreement”).

The Richardson Agreement provides that Mr. Richardson will serve as the Chief Executive Officer and will be entitled to receive (i) an annual base salary of USD $800,000 (pro-rated for partial years), (ii) an annual bonus with a target bonus opportunity of 100% of his base salary, based on certain performance metrics, as determined by the Board of Directors of the Registrant or Compensation Committee thereof pursuant to the Registrant’s short-term incentive plan, as in effect from time to time and (iii) and an equity annual award opportunity under the Greenlight Capital Re., Ltd. 2023 Omnibus Incentive Plan (the “Incentive Plan”), as in effect from time to time, with a grant date target fair value of 150% of base salary. In addition, promptly following Mr. Richardson’s commencement of employment, he will be granted stock options to acquire 250,000 ordinary shares with a per share exercise price equal to the fair market value of an ordinary share on the date of grant as determined under the Incentive Plan, which will vest as to 50,000 ordinary shares on each of the first five anniversaries of the date of grant subject to Mr. Richardson’s employment on the applicable vesting date.

In the event Mr. Richardson’s employment is terminated by the Employer without Cause or by Mr. Richardson for Good Reason (each as defined in the Richardson Agreement), in addition to any accrued but unpaid base salary and vacation through the date of termination, any unpaid annual bonus for the year preceding the year of termination and any statutory severance, if any (the “Accrued Obligations”), subject to the execution of a release and certain other conditions, Mr. Richardson will be entitled to receive: (i) a prorated annual bonus for the year of termination based on actual performance, (ii) an amount equal to one (1) times the sum of Mr. Richardson’s annual base salary and target bonus opportunity (reduced by the amount of any statutory severance that is payable to Mr. Richardson), which shall be payable over 12 months, (iii) full vesting of time vesting restricted shares awarded to Mr. Richardson, (iv) continued eligibility to vest in performance vesting restricted shares granted to him and (v) reimbursement for certain relocation expenses. In the event Mr. Richardson’s employment is terminated for any other reason, he shall only be entitled to receive the Accrued Obligations.

Pursuant to the terms of the Richardson Agreement, it is contemplated that Mr. Richardson will become a member of the Registrant’s board of directors on January 1, 2024.

The Richardson Agreement contains customary restrictive covenants, including restrictions related to non-competition, non-solicitation of customers, confidentiality, non-disparagement, non-disclosure of proprietary information and ownership of Employer work product and information.

Mr. Richardson, aged 62, previously served as Chief Risk and Strategy Officer of TransRe from 2014 to 2023. Prior to that he held strategic planning and underwriting roles and served as Chief Underwriting Officer at Harbor Point Re (which merged with Max Re Capital to form Alterra Re) from 2006 to 2013. Mr. Richardson graduated with a B.Sc. Honors in Mathematics from Purdue, was a Marshall Scholar at Oxford University, and obtained his MBA in Finance from the University of Chicago.

There are no arrangements or understandings between Mr. Richardson and any other persons pursuant to which Mr. Richardson was appointed Chief Executive Officer. There are no family relationships between Mr. Richardson and any other director or executive officer of the Registrant, or any persons nominated or chosen by the Registrant to be a director or executive officer. There are no transactions to which the Registrant is a party and in which Mr. Richardson has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

CEO Separation Agreement and Consulting Agreement

On November 3, 2023 (the “Effective Date”), Simon Burton and the Employer executed a Deed of Settlement and Release (the “Separation Agreement”), pursuant to which Mr. Burton’s employment with the Employer will terminate by mutual consent effective as of December 31, 2023 (the “Separation Date”). In addition, as of the Effective Date, Mr. Burton will resign from all officer, board, committee, and other appointments or positions held in respect of the Employer and any associated entities.

The Separation Agreement provides that Mr. Burton will receive benefits, consisting of (i) a cash severance amount equal to $2,400,000, less applicable taxes and deductions and any applicable statutory severance payable to Mr. Burton, payable over eighteen (18) months in substantially equal monthly installments commencing on the sixtieth (60th) day after the Separation Date, (ii) payment equivalent to statutory severance, (iii) full vesting of time vesting restricted shares awarded to Mr. Burton, (iv) continued eligibility to vest in performance vesting restricted shares granted to him, (v) continued payment of base salary for the period from January through April 30, 2024, which corresponds to the 180-day notice period required under his employment agreement and (vi) a grant of performance vesting restricted shares with a grant date value of $1.6 million to be made at such time as grants are generally made to other executive in or about March of 2024. Additionally, under the terms of the Separation Agreement, Mr. Burton is entitled to any accrued and unpaid base salary through the Effective Date, unreimbursed expenses, accrued but unused vacation pay in accordance with the terms of the Employer’s policy, and the annual bonus for 2023. As consideration for the foregoing, Mr. Burton has agreed to a general release of all claims against the Employer and its affiliates. The Separation Agreement confirms that certain provisions contained in Mr. Burton’s amended and restated employment agreement with the Employer, dated January 1, 2022, including confidentiality, non-competition, certain restrictions relating to the disclosure of proprietary information, and ownership of the Employer work product, shall remain in full force and effect. The Separation Agreement also contains customary terms applicable to the departure of an executive of the Employer, including confidentiality and mutual non-disparagement. Mr. Burton also agrees to cooperate with transitioning his role and to provide information upon request and to assist certain legal and regulatory matters.

The descriptions of the Richardson Agreement and the Separation Agreement herein do not purport to be complete and each is qualified in its entirety by reference to the full text of the Richardson Agreement and the Separation Agreement, respectively, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated as of November 3, 2023, by and among Greenlight Capital Re, Ltd., Greenlight Reinsurance, Ltd. and Greg Richardson.
10.2	Deed of Settlement and Release, dated as of November 3, 2023, by and among Greenlight Capital Re, Ltd., Greenlight Reinsurance, Ltd. and Simon Burton.
99.1	Earnings press release, "GREENLIGHT RE ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS", dated November 8, 2023, issued by the Registrant.
99.2	Announcement press release, “GREENLIGHT RE ANNOUNCES NEW CHIEF EXECUTIVE OFFICER”, dated November 7, 2023, issued by the Registrant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Faramarz Romer
Name:	Faramarz Romer
Title:	Chief Financial Officer
Date:	November 8, 2023